Exhibit 99.1

Guardion Health Sciences Names Dr. David Evans as Interim President and Interim Chief Executive Officer

San Diego, California – June 15, 2020 - Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (Nasdaq: GHSI) announced today that its Board of Directors has appointed Dr. David Evans, Ph.D. as the Company’s Interim President and Interim Chief Executive Officer effective immediately. Dr. Evans has served as the Company’s Chief Science Officer and was the founder of the Company’s subsidiary, VectorVision. Dr. Evans joined the Guardion Board of Directors effective with the Company’s acquisition of VectorVision on September 29, 2017.

David Evans succeeds Michael Favish, who is the founder of Guardion and who is stepping down as an officer and employee of Guardion and is also leaving the Board of Directors of Guardion.

Dr. Evans commented, “The Board of Directors would like to thank Mr. Favish for his leadership and service to Guardion for these past years.”

Dr. Evans continued, “Guardion has successfully raised much needed capital and strengthened the Company’s balance sheet through the Company’s initial public offering and follow-on public offerings in 2019, and is now focusing on refining and executing its business plan in order to effectively deploy its capital, improve the financial and operational performance of its business units, and enhance long-term stockholder value.”

The Board is conducting an extensive search to identify the Company’s next Chief Executive Officer and will provide additional information to shareholders as it becomes available.

About Guardion Health Sciences, Inc.

Guardion is a specialty health sciences company (i) that develops medical foods and medical devices in the ocular health marketplace and (ii) that is developing nutraceuticals that the Company believes will provide medicinal and health benefits to consumers. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the SEC at www.sec.gov.

About VectorVision®

VectorVision® specializes in the standardization of contrast sensitivity, glare sensitivity, low contrast acuity, and ETDRS acuity vision testing. Its patented standardization system provides the practitioner or researcher the ability to delineate very small changes in visual capability, either as compared to the population or from visit to visit. VectorVision’s® patented technology is considered the standard of care for clinical trials. VectorVision® is a wholly owned subsidiary of Guardion.

Guardion has completed development of the proprietary VectorVision® CSV-2000 standardized contrast sensitivity test and recently introduced the commercial product to the marketplace. The CSV-2000 is the only computer-generated vision testing instrument available that will provide the optical marketplace with the Company’s proprietary, industry-standard contrast sensitivity test, along with a full suite of standard vision testing protocols. The proprietary standardization methodology incorporated into the CSV-2000 includes a patented technology known as AcQviz that automatically and constantly measures and adjusts screen luminance to a fixed standard light level for vision testing.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Porter, LeVay & Rose, Inc.

Michael Porter

Telephone: (212) 564-4700

E-mail: mike@plrinvest.com